UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2016

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2016, McEwen Mining Inc. (the “Company”) appointed Xavier L. Ochoa as its Chief Operating Officer (“COO”) and simultaneously announced the termination of its former COO, William A. Faust. Mr. Faust’s termination will be effective September 30, 2016. Mr. Ochoa will serve simultaneously as Manager of Operations — Argentina of Andes Corporación Minera S.A., a wholly-owned subsidiary of the Company (“ACM”).

Prior to joining the Company, Mr. Ochoa served as a partner in JXE Consulting, a privately-held mineral consulting company based in Argentina with a focus on operations in Argentina, Uruguay, Peru, and Chile, a position he occupied from February 2016 until September 2016. As a partner with JXE Consulting, Mr. Ochoa consulted in the areas of project studies, permitting, and management, with particular expertise in remote site development and operations and strategic planning. From May 2014 until December 2015, Mr. Ochoa served as the Mine General Manager of the Cerro Negro Mine in San Juan, Argentina, which is owned by Goldcorp Inc., a mining company organized under the laws of Ontario, Canada, with securities traded on the New York Stock Exchange and the Toronto Stock Exchange. From November 2012 until September 2013, Mr. Ochoa served as the General Manager at the Tintaya and Antapaccay Copper Mines in southern Peru, which are owned by Compañia Minera Antapaccay S.A., a wholly-owned subsidiary of Glencore plc, a public limited company organized under the laws of the Bailiwick of Jersey and headquartered in Switzerland, with securities traded on the London Stock Exchange (LSE). From April 2008 until November 2012, Mr. Ochoa served as the General Manager of the El Pachón copper project in Chile, which was owned by Xstrata plc, a public limited company organized under the laws of the United Kingdom and headquartered in Switzerland with securities formerly traded on the LSE and SIX Swiss Exchange. In 2013, Xstrata merged with Glencore. Mr. Ochoa, age 48, holds a Bachelor of Science in Mining Engineering from the University of Arizona.

In connection with his appointment as Chief Operating Officer of the Company, Mr. Ochoa will be paid a salary of $200,000 per year and is entitled to participate in all employee benefit plans consistent with other senior executives of the Company. Mr. Ochoa is also entitled to earn a performance bonus of 50 percent of his salary or greater in the discretion of the Board of Directors of the Company and based on achievement of certain key performance indicators. Mr. Ochoa’s employment agreement provides certain severance benefits and change of control protections. Additionally, Mr. Ochoa was granted an option to purchase up to 300,000 shares of the Company’s common stock at a price of $4.14 per share, on September 6, 2016 (the “Grant Date. The options expire five years from the Grant Date and vest one-third on each of the first, second, and third anniversaries of the Grant Date, so long as Mr. Ochoa remains an employee of or consultant to the Company. The options are subject to the terms and conditions of the Amended and Restated McEwen Mining Inc. Equity Incentive Plan. A copy of Mr. Ochoa’s employment agreement with the Company is attached to this report as Exhibit 10.1 and the summary of Mr. Ochoa’s employment agreement in this report is expressly qualified by reference to such Exhibit.

As Manager of Operations — Argentina of ACM, Mr. Ochoa will also be paid an annual salary of $100,000. An English summary of Mr. Ochoa’s employment agreement with ACM is attached hereto as Exhibit 10.2 and the summary of Mr. Ochoa’s employment agreement in this report is expressly qualified by reference to such Exhibit.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits. The following exhibits are furnished with this report:

10.1                        Employment Agreement between McEwen Mining Inc. and Xavier L. Ochoa, dated September 6, 2016

10.2                        English Summary of Employment Agreement between Andes Corporación Minera S.A. and Xavier L. Ochoa, dated September 6, 2016

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: September 12, 2016	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement between McEwen Mining Inc. and Xavier L. Ochoa, dated September 6, 2016

10.2	English Summary of Employment Agreement between Andes Corporación Minera S.A. and Xavier L. Ochoa, dated September 6, 2016